EXHIBIT 99.1

PRESS RELEASE                                       Source: Tag-It Pacific, Inc.

    CORRECTION: TAG-IT PACIFIC, INC PROVIDES GUIDANCE FOR FIRST QUARTER AND
       FULL-YEAR 2005, AND MAY MODIFY INADVERTENTLY RELEASED 2004 RESULTS

LOS ANGELES --April 1, 2005--Tag-It Pacific, Inc. (AMEX:TAG)

Highlights:

         o Allowances for doubtful accounts receivable for 2004 may be modified
         o Company expects 30% revenue growth for 2005 first quarter and 40% revenue growth for fiscal 2005 as compared to 2004

Tag-It Pacific, Inc. (AMEX:TAG), a full service outsourced trim management department for manufacturers of fashion apparel, today announced a potential correction to its previously released financial results for 2004, and provided financial guidance for the Company's first quarter and fiscal year 2005.

On Thursday, March 31, 2005, in a conference call and in a Current Report on Form 8-K filed after the close of trading, Tag-It Pacific advised its stockholders that its financial results for the fourth quarter and fiscal year ended December 31, 2004 had been released inadvertently, and are subject to revision. Prior to the inadvertent release, the Company had determined that continued discussions with its auditors concerning certain accounts receivable were required to finalize fiscal year end numbers. The Company noted in its current report and during its earnings conference call, that resolution of these discussions may require the Company to provide an additional allowance, as compared to amounts reflected in the earnings release, of between $0 and $1 million. The Company noted that a second earnings release will be issued as soon as the amount of the allowance adjustment, if any, is determined.

For  the  2005  first   quarter,   management   expects   revenues  to  increase
approximately 30 percent compared to revenues for the first quarter of last year.

For all of 2005, management expects revenues to increase approximately 40 percent compared to annual revenues for 2004. The Company expects gross margins of 26 to 28 percent for the year. By the end of the year, the Company expects the Selling, General and Administrative expenses to stabilize between $16 and $17 million. The Company expects to report profitability by the second fiscal quarter and maintain profitability throughout the balance of the fiscal year.

About Tag-It Pacific, Inc.

Tag-It specializes in the distribution of a full range of trim items to manufacturers of fashion apparel, specialty retailers and mass merchandiser.
Tag-It acts as a full service outsourced trim management department for manufacturers of fashion apparel such as Kellwood and Azteca Production International. Tag-it also serves as a specified supplier of trim items to specific brands, brand licensees and retailers, including Levi Strauss & Co., Motherworks, Express, The Limited, Miller's Outpost and Lerner, among others. In addition, Tag-It distributes zippers under its Talon brand name to manufacturers for apparel brands and retailers such as Levi Strauss & Co., Wal-Mart and JC Penny, among others. In 2002, Tag-It created a new division under the TekFit brand name. This division develops and sells apparel components that utilize the patented Pro-Fit technology, including a stretch waistband.


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Forward Looking Statements:

With the exception of the historical information, this press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this press release include projected revenue growth, gross margins, and selling, general and administrative expenses, and anticipated profitability. Factors which could cause actual results to differ materially from these forward-looking statements include an unfavorable outcome in our litigation with Pro-Fit Holdings relating to our stretch waistbands, the unanticipated loss of one or more major customers, economic conditions, the availability and cost of financing, the risk of a softening of customer acceptance of the Company's products, risks of introduction by competitors of trim management systems with similar or better functionality than our Managed Trim Solution, default by our Talon franchisees in their obligations to us, pricing pressures and other competitive factors, potential fluctuations in quarterly operating results, our management of potential growth and the risks of expansion into new business areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:
     Hayden Communications, Inc.
     Matthew Hayden, 858-456-4533
     matt@haydenir.com
     www.haydenir.com